UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☐	Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

WYNN RESORTS, LIMITED

(Name of Registrant as Specified in Its Charter)

Elaine P. Wynn

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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April 27, 2018

Dear Fellow Shareholders:

I am the largest shareholder of Wynn Resorts, Limited, a Nevada corporation (“Wynn” or the “Company”), with 9,539,077 shares of common stock, or approximately 9.24% of the outstanding shares of Wynn common stock. I am one of the original founders of the Company, and I am firmly committed to restoring its reputation and in transforming it into a corporate governance leader.

I am seeking your support to vote WITHHOLD with respect to the re-election of director John J. Hagenbuch to the Company’s Board of Directors at the Company’s annual meeting of shareholders scheduled to be held on May 16, 2018, at 9:00 A.M., local time, at the Encore Theater at Wynn Las Vegas, 3131 Las Vegas Boulevard South, Las Vegas, Nevada (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”).

The Company’s Corporate Governance Guidelines require any director in an uncontested election who fails to receive over 50% of the votes cast “for” his or her election to tender his or her resignation to the Chair of the Board within five days of the election. The remaining members of the Board have the discretion to accept the resignation or not and the affected director must abide by the Board’s decision. If my proxy solicitation results in Mr. Hagenbuch’s failure to receive over 50% of the votes cast for his election, then I believe it would clearly be inappropriate for him to continue to serve on the Board. I believe the failure of the Board to accept his resignation under these circumstances would be an egregious violation of proper corporate governance and in direct opposition to a clear shareholder directive.

I urge you to vote TODAY by signing, dating and returning the enclosed BLUE proxy card or by voting over the Internet using the Internet address on the BLUE proxy card or voting by telephone using the toll-free number on the BLUE proxy card.

If you have already voted for the Company’s slate, you have the right to change your vote by (1) signing, dating and returning the enclosed BLUE proxy card, voting over the Internet using the Internet address on the BLUE proxy card or voting by telephone using the toll-free number on the BLUE proxy card or (2) by voting in person at the Annual Meeting. Only your last-dated proxy submitted will count.

If you have any questions or require any assistance with your vote, please contact my proxy solicitor, Mackenzie Partners, Inc. at its address and toll-free numbers listed on the following page.

Thank you for your support,

Elaine P. Wynn

If you have any questions, require assistance in voting your BLUE proxy card, or need additional copies of Ms. Wynn’s proxy materials,
please contact MacKenzie Partners, Inc. at the phone numbers listed below.

1407 Broadway, 27th Floor
New York, New York 10018
Call Collect: (212) 929-5500
or
Toll-Free: (800) 322-2885
Email: wynn@mackenziepartners.com

2018 ANNUAL MEETING OF SHAREHOLDERS
OF
WYNN RESORTS, LIMITED

PROXY STATEMENT
OF
ELAINE P. WYNN

PLEASE SIGN, DATE AND MAIL THE ENCLOSED BLUE PROXY CARD TODAY

Elaine P. Wynn is the largest shareholder of Wynn Resorts, Limited, a Nevada corporation (“Wynn” or the “Company”), owning 9,539,077 shares of common stock, or approximately 9.24% of the outstanding shares of common stock, par value $0.01 per share (“Common Stock”), of the Company. Ms. Wynn is seeking your support at the annual meeting of shareholders scheduled to be held on May 16, 2018, at 9:00 A.M., local time, at the Encore Theater at Wynn Las Vegas, 3131 Las Vegas Boulevard South, Las Vegas, Nevada (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”) and asks you to vote WITHHOLD with respect to the election of John J. Hagenbuch to the Company’s board of directors (the “Board”). This Proxy Statement and the enclosed BLUE proxy card are first being furnished to the shareholders on or about April 30, 2018.

The BLUE proxy card will also allow shareholders to vote on the following proposals that are being presented by the Company for shareholder consideration at the Annual Meeting:

●	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018;

●	The approval, on a non-binding advisory vote, of the compensation of the Company’s named executive officers, as described in the Company’s proxy statement for the Annual Meeting (the “Company’s Proxy Statement”);

●	The shareholder proposal requesting a political contributions report, if properly presented at the Annual Meeting; and

●	Such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Because the three directors who are up for election at the Annual Meeting (the “Company Nominees”) are not Ms. Wynn’s nominees and have not consented to be named in this Proxy Statement, they are not participants in this solicitation. Ms. Wynn can provide no assurance that any of the Company Nominees will serve as directors if elected.

Ms. Wynn intends to vote her Shares (1) WITHHOLD with respect to John J. Hagenbuch and FOR the Company Nominees other than Mr. Hagenbuch, (2) ABSTAIN from the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, (3) AGAINST the approval of the non-binding advisory vote on the compensation of the Company’s named executive officers and (4) ABSTAIN from the shareholder proposal requesting a political contributions report, if properly presented at the Annual Meeting.

The Company has set the close of business on March 19, 2018 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). The mailing address of the principal executive offices of the Company is Wynn Resorts, Limited, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109. Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to the Company’s Proxy Statement, as of the Record Date, there were 103,202,045 shares of Common Stock outstanding.

THIS SOLICITATION IS BEING MADE BY ELAINE P. WYNN AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY. MS. WYNN IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES ON THE ENCLOSED BLUE PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

ELAINE P. WYNN URGES YOU TO SIGN, DATE AND RETURN THE BLUE PROXY CARD TO WITHHOLD YOUR VOTE FROM JOHN J. HAGENBUCH AT THE ANNUAL MEETING.

If you have already voted for the Company’s slate, you have every right to change your vote by (1) signing, dating and returning the enclosed BLUE proxy card, voting over the Internet using the Internet address on the BLUE proxy card or voting by telephone using the toll-free number on the BLUE proxy card or (2) by voting in person at the Annual Meeting. Only your last-dated proxy submitted will count.

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IMPORTANT

Your vote is important, no matter how many shares of Common Stock you own. Ms. Wynn urges you to sign, date and return the enclosed BLUE proxy card today to WITHHOLD your vote from John J. Hagenbuch.

●	If your shares of Common Stock are registered in your own name, please sign and date the enclosed BLUE proxy card and return it to Elaine P. Wynn, c/o MacKenzie Partners, Inc. (“MacKenzie”), in the enclosed postage-paid envelope today.

●	If your shares of Common Stock are held through an intermediary, such as a broker, bank or other nominee, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a BLUE voting form, are being forwarded to you by your broker, bank or other nominee. As a beneficial owner, you must instruct your broker, bank or other nominee how to vote. Your intermediary cannot vote your shares of Common Stock on your behalf without your instructions. Depending upon your broker, bank or other nominee, you may be able to vote either by telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, Ms. Wynn urges you not to return any proxy card you receive from the Company. Even if you return the Company’s proxy card marked “WITHHOLD” as a protest against the Board, it will revoke any BLUE proxy card you may have previously sent. So please make certain that the latest dated proxy card you return is the BLUE proxy card.

If you have any questions, require assistance in voting your BLUE proxy card, or need additional copies of Ms. Wynn’s proxy materials,
please contact MacKenzie at the phone numbers listed below.

1407 Broadway, 27th Floor
New York, New York 10018
Call Collect: (212) 929-5500
or
Toll-Free: (800) 322-2885
Email: wynn@mackenziepartners.com

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Background to the Solicitation

The following is a chronology of events leading up to this proxy solicitation:

Elaine P. Wynn is the Company’s largest stockholder. She co-founded the Company and served as a director of the Company from its inception in 2002 until 2015. Ms. Wynn is the record owner of approximately 9.24% of the outstanding shares of Common Stock.

In the course of receiving shares of Common Stock in connection with her divorce from Stephen A. Wynn, the then-Chairman of the Board and Chief Executive Officer, Ms. Wynn entered into an Amended and Restated Stockholders Agreement, dated January 6, 2010 (the “Stockholders Agreement”), with Mr. Wynn and Aruze USA, Inc., an entity controlled by another founder of the Company, Kazuo Okada. Under the Stockholders Agreement, Mr. Wynn had the right to vote Ms. Wynn’s shares in director elections, and Ms. Wynn was prohibited from selling her shares without the permission of Mr. Wynn and Aruze USA, Inc.

In February 2012, the Company commenced an action asserting various claims against Mr. Okada, Universal Entertainment Corp. and Aruze USA, Inc. (collectively, the “Okada Parties”). In response, the Okada Parties filed various counterclaims against the Company and the then-current directors of the Company, including Ms. Wynn.

From June 2012 through May 2017, in connection with that litigation, Ms. Wynn filed various cross-claims against Mr. Okada, the Company, Mr. Wynn and Kimmarie Sinatra, the Executive Vice President and General Counsel of the Company, alleging that the Stockholders Agreement was invalid and/or unenforceable, Mr. Wynn breached the Stockholders Agreement, Mr. Wynn breached an implied covenant of good faith and fair dealing in the Stockholders Agreement and the Company and Ms. Sinatra intentionally interfered with Mr. Wynn’s performance of the Stockholders Agreement.

In February 2015, the Board notified Ms. Wynn that she would not be re-nominated for election to the Board. In order to preserve her ability to serve as a director, Ms. Wynn nominated herself in accordance with the Company’s bylaws and solicited proxies to vote for her re-election to the Board at the Company’s 2015 annual meeting of stockholders. Ms. Wynn failed to receive a sufficient number of votes to be re-elected.

On January 21, 2018, the shareholder nomination window for the Annual Meeting closed.

On January 26, 2018, The Wall Street Journal published an article (the “WSJ Article”) detailing several workplace harassment allegations against Mr. Wynn. Mr. Wynn has denied that he has engaged in the alleged misconduct.

The same day, the Board formed a special committee to investigate the allegations regarding Mr. Wynn. The members of the special committee are Patricia Mulroy, who serves as the chair of the committee, John J. Hagenbuch and Jay L. Johnson.

On February 6, 2018, the Company issued a press release stating that the Board “reluctantly announced today that it accepted the resignation of Steve Wynn as CEO and Chairman of the Board of Directors.” The press release quoted Boone Wayson, the newly-appointed non-executive Chairman of the Board, as stating, “It is with a collective heavy heart, that the board of directors of Wynn Resorts today accepted the resignation of our founder, CEO and friend Steve Wynn.” The press release also included a statement from Mr. Wynn and indicated that the Board had appointed Matt Maddox, the then-current President of the Company, as the new Chief Executive Officer.

On February 12, 2018, the special committee announced that it had retained the law firm where Ms. Sinatra had practiced, and which had represented the Company in a portion of the litigation described above, to assist with the committee’s investigation of allegations against Mr. Wynn and conduct an expanded and comprehensive review of the Company’s internal policies and procedures.

On March 5, 2018, Dr. Ray Irani resigned from the Board, effective immediately, and Alvin V. Shoemaker advised the Board that he would not stand for re-election after the expiration of his term at the Company’s 2019 annual meeting of stockholders.

On March 14, 2018, pursuant to a stipulation entered into between Mr. Wynn and Ms. Wynn, the Eighth Judicial District Court in Clark County, Nevada entered an order that the Stockholders Agreement is invalid and unenforceable. As a result, Mr. Wynn and Ms. Wynn ceased to be subject to any restrictions on the voting or disposition of shares of Common Stock.

On March 20, 2018, the Company granted registration rights to Mr. Wynn and the Wynn Family Limited Partnership pursuant to a Registration Rights Agreement. This allowed Mr. Wynn to dispose of all of his shares of Common Stock, which he did pursuant to open market and privately negotiated transactions on March 21 and March 22, 2018.

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On March 22, 2018, the Company announced that it issued to Galaxy Entertainment Group 5.3 million new shares or 4.9% of the outstanding shares of Common Stock.

On April 13, 2018, Bloomberg ran an article with the headline reading, “Wynn Resorts CEO Maddox Says Boston Casino Sale Possible.”

On April 16, 2018, the Company entered into a Settlement Agreement and Mutual Release with Mr. Wynn, Ms. Wynn and Ms. Sinatra. Under the Settlement Agreement, (1) Mr. Wynn and Ms. Wynn agreed to settle Ms. Wynn’s remaining claims against Mr. Wynn arising out of the Stockholders Agreement, (2) Ms. Wynn released her claims against the Company and Ms. Sinatra relating to Mr. Wynn’s alleged breach of the Stockholders Agreement and (3) the Company and Ms. Sinatra released certain claims against Ms. Wynn and resolved all claims in that litigation. In addition, Mr. Wynn agreed to pay Ms. Wynn $25 million; none of Ms. Wynn, the Company or Ms. Sinatra made any payment.

On April 17, 2018, Ms. Wynn, as the largest stockholder of the Company, sent a letter to the Board requesting that the Board reopen the advance notice window for director nominations and other business at the Annual Meeting and take steps that would allow for a majority of the Board to be comprised of new directors effective at the Annual Meeting. In the letter, Ms. Wynn indicated that if the Board reopened the window for nominations and proposals, she intended to put forth candidates that (1) are independent of the Company, Mr. Wynn and herself, (2) are highly respected and, in most cases, have significant public company experience, (3) have the requisite expertise and experience to help the Company address both its opportunities and challenges and (4) help the Board conform to current best practices with respect to diversity and (5) would be selected with a view to applicable licensing requirements. In addition, Ms. Wynn stated that the reconstituted Board should be in place before any material decisions about transactions were made, or any actions were taken, that could have an adverse impact on long-term shareholder value. She also noted her belief that reconstituting the Board would be viewed favorably by the Company’s regulators.

On April 18, 2018, the Company announced that the Board had appointed Betsy Atkins, Dee Dee Myers and Wendy Webb as directors, effective April 17, 2018, and that J. Edward Virtue had advised the Board that he would not stand for re-election at the expiration of his term at the Annual Meeting. On the same day, the Company filed its 2018 proxy statement and notice of the Annual Meeting.

On April 19, 2018—less than 48 hours after Ms. Wynn delivered her letter to the Board requesting that the Board re-open the advance notice window for director nominations with respect to the Annual Meeting—the Company sent a letter to Ms. Wynn rejecting her request.

On April 23, 2018, Ms. Wynn released a letter addressed to fellow Company stockholders announcing that she was launching a “withhold-the-vote” campaign against Mr. Hagenbuch. In the letter, Ms. Wynn noted that (1) she was troubled by Mr. Hagenbuch’s service on the special committee investigating the allegations of sexual harassment by Mr. Wynn, (2) she was troubled by the Company’s executive compensation practices, (3) the “summary rejection” by the Board of the requests she made in her April 17, 2018 letter raised serious concerns to her and (4) she believed that any major decisions, including those regarding Wynn Boston Harbor, should be made by a Board comprised of a majority of new independent directors. In the letter, she also made it clear that she was not looking for a Board seat for herself or anyone who is closely associated with her.

Also, on April 23, 2018, Ms. Wynn delivered a letter (the “Books and Records Demand”) to the Company, under Nevada Revised Statutes 78.105, demanding to inspect and copy certain of the Company’s books and records (including the Company’s stock ledger) to communicate with fellow stockholders of the Company regarding the business of the Company, including the solicitation of proxies regarding the Company’s proposals to be considered at the Annual Meeting. In addition, pursuant to Rule 14a-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Ms. Wynn delivered a letter to the Company requesting that the Company either mail her solicitation materials to the Company’s stockholders or provide her the Company’s stockholder list and security position listings for the purpose of disseminating solicitation materials to the Company’s stockholders.

Later the same day, the Company issued a three-sentence press release responding to Ms. Wynn’s April 23, 2018 letter stating, “The Company is continuing the positive momentum that has accompanied its recent initiatives and is focused on the future. The Board is working in an orderly fashion to refresh its composition, with three new experienced and distinguished directors being named last week. The Board intends to continue its work.”

On April 24, 2018, the Company reported financial results for the first quarter ended March 31, 2018. During the Company’s earnings call, Mr. Maddox responded to a question relating to Wynn Boston Harbor, stating “. . . if there was ever any risk due to heightened rhetoric, that there could be any contagion from [the] Massachusetts [investigation] into our $30 billion company in Las Vegas and Macau, we will have to take a hard look at what is best to protect our shareholders and our value.”

On April 25, 2018, the Company responded to the Books and Records Demand stating that the Company intended to comply with the requirements of Nevada law and that the Company’s willingness to make the records available was conditioned on Ms. Wynn’s execution of an agreement concerning the confidential treatment and permitted uses of the records to be produced.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board is currently composed of 11 directors, three of whom—Betsy Atkins, John J. Hagenbuch and Patricia Mulroy—are up for election at the Annual Meeting. Ms. Wynn is seeking your support at the Annual Meeting to WITHHOLD your vote from John J. Hagenbuch.

The Company has adopted a plurality vote standard for director elections. The Company’s Corporate Governance Guidelines, which were last amended on February 28, 2018, require any director in an uncontested election who fails to receive over 50% of the votes cast to tender his or her resignation to the Chair of the Board within five days of the election. The remaining Board members have the discretion to accept or reject such resignation, and the director in question must abide by the Board’s decision.

Since Ms. Wynn is not proposing an alternate slate of directors, the election is considered to be uncontested despite her opposition to the election of Mr. Hagenbuch. Accordingly, if Ms. Wynn’s proxy solicitation results in Mr. Hagenbuch’s failure to receive over 50% of the votes cast for his election, then Mr. Hagenbuch must tender his resignation to the Board for consideration by the remaining members of the Board. Ms. Wynn believes the failure of the Board to accept Mr. Hagenbuch’s resignation under these circumstances would be an egregious violation of proper corporate governance and in direct opposition to a clear shareholder directive.

Because the Company Nominees are not Ms. Wynn’s nominees and have not consented to be named in this proxy statement, they are not participants in this solicitation. Ms. Wynn can provide no assurance that any of the Company Nominees will serve as directors if elected. The names, backgrounds and qualifications of the Company Nominees, and other information about them, can be found in the Company’s Proxy Statement.

ELAINE P. WYNN URGES YOU TO VOTE WITHHOLD WITH RESPECT TO THE ELECTION OF JOHN J. HAGENBUCH ON THE ENCLOSED BLUE PROXY CARD.

MS. WYNN MAKES NO RECOMMENDATION WITH RESPECT TO THE ELECTION OF THE OTHER COMPANY NOMINEES AND INTENDS TO VOTE HER SHARES FOR THEIR ELECTION.

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PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

As discussed in further detail in the Company’s Proxy Statement, the Company is asking shareholders to ratify the appointment of Ernst & Young LLP, a registered public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2018.

As disclosed in the Company’s Proxy Statement, although shareholder ratification is not required by law, if the appointment of Ernst & Young LLP is not ratified by shareholders, the Audit Committee of the Board will consider whether to select new independent auditors. Further, even if the appointment of Ernst & Young LLP is ratified by shareholders, the Audit Committee of the Board may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year should it determine that such change would be in the best interests of the Company and its shareholders.

ELAINE P. WYNN MAKES NO RECOMMENDATION WITH RESPECT TO THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018 AND INTENDS TO ABSTAIN FROM VOTING HER SHARES ON THIS PROPOSAL.

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PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

As discussed in further detail in the Company’s Proxy Statement, the Company is asking shareholders to indicate their support for the compensation of the Company’s named executive officers. This proposal, commonly known as a “Say-on-Pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in the Company’s Proxy Statement. The Company is therefore asking shareholders to approve, on an advisory basis, the compensation of its named executive officers, as disclosed in the Company’s Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the “SEC”). Accordingly, the Company is asking shareholders to vote for the following resolution:

“RESOLVED, that the shareholders of Wynn Resorts, Limited (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis and the tabular disclosure regarding each named executive officer’s compensation (together with the accompanying narrative disclosure) in the Proxy Statement for the 2018 Annual Meeting of Shareholders.”

According to the Company’s Proxy Statement, the shareholder vote on the Say-on-Pay proposal is an advisory vote only and it is not binding on the Company, the Compensation Committee of the Board or the Board; however, the Board and the Compensation Committee will review and evaluate the voting result when considering future executive compensation decisions.

ELAINE P. WYNN MAKES NO RECOMMENDATION WITH RESPECT TO THIS SAY-ON-PAY PROPOSAL AND INTENDS TO VOTE HER SHARES AGAINST THIS PROPOSAL.

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PROPOSAL NO. 4

SHAREHOLDER PROPOSAL REQUESTING A POLITICAL CONTRIBUTIONS REPORT

As discussed in further detail in the Company’s Proxy Statement, the New York State Common Retirement Fund, 59 Maiden Lane, 30th Floor, New York, NY 10038, the beneficial owner of 206,000 shares of Common Stock as of October 25, 2017, intends to submit the following proposal for consideration at the Annual Meeting.

“Resolved, that the shareholders of Wynn Resorts Ltd. (‘Wynn’ or ‘Company’) hereby request that the Company provide a report, updated semiannually, disclosing the Company’s:

1.       Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.       Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a.       The identity of the recipient as well as the amount paid to each; and

b.       The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting. This proposal does not encompass lobbying spending.”

ELAINE P. WYNN MAKES NO RECOMMENDATION WITH RESPECT TO THIS PROPOSAL AND INTENDS TO ABSTAIN FROM VOTING HER SHARES ON THIS PROPOSAL.

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VOTING AND PROXY PROCEDURES

Only holders of record of shares of Common Stock as of the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. According to the Company’s Proxy Statement, there were 103,202,045 shares of Common Stock outstanding as of the Record Date.

Each shareholder is entitled to one vote for each share of Common Stock held as of the Record Date on all matters presented at the Annual Meeting. Shareholders are not entitled to cumulate their votes for any of the proposals.

At least a majority of the outstanding shares of Common Stock must be represented at the Annual Meeting, in person or by proxy, to constitute a quorum and to transact business at the Annual Meeting. Abstentions, broker non-votes and “withhold” votes are counted for purposes of determining whether there is a quorum. A plurality of the votes cast in person or by proxy at the Annual Meeting is required for the election of the director nominees. Shares as to which a shareholder withholds voting authority and broker non-votes (described below) will not affect the outcome of the election.

The Company’s Corporate Governance Guidelines require any director in an uncontested election who fails to receive over 50% of the votes cast FOR his or her election to tender his or her resignation to the Chair of the Board within five days of the election. The remaining members of the Board have the discretion to accept the resignation or not, and the affected director must abide by the Board’s decision.

For each other item to be acted upon at the Annual Meeting (Proposals 2, 3 and 4), the item will be approved if the number of votes cast in favor of the item by the shareholders entitled to vote exceeds the number of votes cast in opposition to the item. Abstentions and broker non-votes will not be counted as votes cast on an item and, therefore, will not affect the outcome of these proposals.

For a shareholder who holds his or her shares through an intermediary, such as a broker, bank or other nominee (referred to as “beneficial owners”), such intermediary will not be permitted to vote on any of the proposals if the shareholder does not provide the intermediary with applicable voting instructions (this situation is called a “broker non-vote”). Accordingly, if you are a beneficial owner, unless you provide instructions to your intermediary, your shares of Common Stock will not be voted on the proposals.

Shares of Common Stock represented by properly executed BLUE proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted (1) WITHHOLD with respect to the election of John J. Hagenbuch and FOR the election of all other Company Nominees, (2) ABSTAIN on the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, (3) AGAINST approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers as described in the Company’s proxy statement and (4) ABSTAIN on the shareholder proposal requesting a political contributions report, if properly presented.

Please note that the Company Nominees are not the nominees of Ms. Wynn, have not consented to be named in this Proxy Statement and are the nominees of the Company. The names, backgrounds and qualifications of the Company Nominees and other information about them can be found in the Company’s Proxy Statement. Ms. Wynn can provide no assurance that any of the Company Nominees will serve as directors if elected.

HOW YOU CAN VOTE

Shareholders of Record. If you are a shareholder whose name is on the Company’s stock ledger as of the close of business on the Record Date (a “shareholder of record”), there are four different ways you can vote:

●	By Internet. To vote via the Internet, use the website on the enclosed BLUE proxy card.

●	By Telephone. To vote by telephone, call the toll-free number on the enclosed BLUE proxy card.

●	By Mail. To vote by mail, follow the instructions on the enclosed BLUE proxy card.

●	In Person. To vote in person, you must attend the Annual Meeting as instructed below and follow the procedures for voting announced at the Annual Meeting.

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The Internet and telephone voting procedures are designed to authenticate your identity, to allow you to vote your shares and to confirm that your voting instructions have been properly recorded. Specific instructions are set forth on the enclosed BLUE proxy card. In order to be timely processed, an Internet or telephone vote must be received by 11:59 p.m. Eastern Time on May 15, 2018. Regardless of the method you choose, your vote is important. Please vote by following the specific instructions on your BLUE proxy card.

Beneficial Shareholders. If you are a shareholder who owns shares of Common Stock as of the close of business on the Record Date through an intermediary, such as a broker, bank or other nominee (a “beneficial shareholder”), the intermediary will vote your shares in accordance with your instructions. In order to have your shares voted, you will need to follow the instructions for voting provided by your broker, bank or other nominee.

REVOCABILITY OF PROXIES

Shareholders of Record. If you are a shareholder of record and you deliver a proxy pursuant to this solicitation, you may revoke that proxy at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy), by delivering a written notice of revocation or by submitting another proxy by telephone or over the Internet. The delivery of a subsequently dated proxy which is properly executed will constitute a revocation of any earlier proxy.

Written notice of revocation or subsequent proxy should be sent either to Elaine P. Wynn, c/o MacKenzie Partners, Inc., 1407 Broadway, 27th Floor, New York, New York 10018 or to the Company at Wynn Resorts, Limited, c/o Corporate Secretary, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109, or any other address provided by the Company. Although a revocation is effective if delivered to the Company, Ms. Wynn requests that either the original or a copy of the revocation be mailed to Elaine P. Wynn, c/o MacKenzie at the address set forth above so that she will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record entitled to vote at the Annual Meeting.

IF YOU PREVIOUSLY SIGNED AND RETURNED A COMPANY PROXY CARD, MS. WYNN URGES YOU TO REVOKE IT BY (1) MARKING, SIGNING, DATING AND RETURNING THE BLUE PROXY CARD, (2) PROVIDING INSTRUCTIONS BY TELEPHONE OR VIA THE INTERNET AS TO HOW YOU WOULD LIKE YOUR SHARES OF COMMON STOCK VOTED IN ACCORDANCE WITH THE BLUE PROXY CARD, (3) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON OR (4) DELIVERING A WRITTEN NOTICE OF REVOCATION TO MS. WYNN OR THE CORPORATE SECRETARY OF THE COMPANY.

IF YOU WISH TO WITHHOLD YOUR VOTE WITH RESPECT TO THE ELECTION OF JOHN J. HAGENBUCH TO THE BOARD, PLEASE PROMPTLY USE THE ENCLOSED BLUE PROXY CARD TO VOTE BY SIGNING, DATING AND RETURNING THE BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Beneficial Shareholders. If your shares are held through an intermediary, such as a bank, broker or other nominee, you must contact that person if you wish to revoke previously given voting instructions. Attendance at the Annual Meeting, in and of itself, does not revoke a prior proxy.

ATTENDING THE ANNUAL MEETING

Shareholders of Record. For shareholders of record, a government-issued photo identification that matches the shareholder’s name on the Company’s stock ledger as of the close of business on the Record Date must be presented to attend the Annual Meeting.

Beneficial Shareholders. For shareholders who own shares of Common Stock through an intermediary, such as a broker, bank or other nominee, satisfactory proof of ownership of Common Stock as of the close of business on the Record Date must be presented to attend the Annual Meeting. Satisfactory proof of ownership consists of a government-issued photo identification and a document that includes the shareholder’s name and confirms ownership as of the Record Date, such as (a) a copy of a voting instruction form that was mailed to the shareholder or (b) a valid, legal proxy signed by the record holder. Persons who are not shareholders will be entitled to admission only if they have a valid legal proxy from a record holder and government-issued photo identification. Each shareholder may appoint only one proxyholder to attend on such shareholder’s behalf.

10

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Elaine P. Wynn. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet and in person.

Ms. Wynn has entered into an agreement with MacKenzie for solicitation and advisory services in connection with this proxy solicitation, for which MacKenzie will receive a fee not to exceed $650,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. MacKenzie will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Ms. Wynn has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of Common Stock as of the Record Date. Ms. Wynn will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that MacKenzie will employ approximately 125 persons to solicit shareholders in connection with the Annual Meeting.

The entire expense of soliciting proxies is being borne by Ms. Wynn. Costs of this solicitation of proxies are currently estimated to be approximately $4,000,000. Ms. Wynn estimates that through the date hereof her expenses in connection with this solicitation are approximately $1,000,000. Ms. Wynn does not intend to seek reimbursement from the Company of any expenses she incurs in connection with this solicitation.

11

ADDITIONAL PARTICIPANT INFORMATION

Elaine P. Wynn is the sole participant in this solicitation (the “Participant”). The principal occupation of Ms. Wynn is a philanthropist and business person.

The address of the principal office of Ms. Wynn is c/o Elaine P. Wynn and Family Foundation, 3800 Howard Hughes Parkway, Suite 960, Las Vegas, Nevada, 89169.

As of the date hereof, Ms. Wynn is the record owner of 9,539,077 shares of Common Stock.

For information regarding purchases and sales of securities of the Company during the past two years by Ms. Wynn, see Schedule I.

Mary Ann Pascal, Ms. Wynn’s sister-in-law, is employed by the Company (or its subsidiaries) as Vice President—Player Development at Wynn Las Vegas. According to the Company’s Proxy Statement, the Audit Committee of the Company approved the employment arrangement in advance and determined that compensation was at (or below) levels paid to non-family members. According to the Company’s Proxy Statement, total compensation paid to Ms. Pascal for 2017 included the following amounts calculated in the same manner as the Summary Compensation Table values presented for named executive officers in the Company’s Proxy Statement: base salary of $203,846, bonus of $60,000 and other compensation of $3,199. Ms. Pascal’s annual base salary was increased to $250,000, effective May 8, 2017. The other information relating to Ms. Pascal called for under Item 5(b)(1) of Schedule 14A is not available to Ms. Wynn.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, the Participant has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) the Participant does not directly or indirectly beneficially own any securities of the Company; (iii) the Participant does not own any securities of the Company of record but not beneficially; (iv) the Participant has not purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by the Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi)  the Participant is not, and within the past year has not been, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of the Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) the Participant does not own beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix)  neither the Participant nor any of the Participant’s associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) neither the Participant nor any of the Participant’s associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) the Participant has no substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Annual Meeting.

As a former director of the Company, Ms. Wynn may be entitled to indemnification from the Company with regard to her service as a director of the Company and covered by director and officer liability insurance to the same extent as other former directors of the Company. In 2016, coverage for Ms. Wynn under such insurance exceeded $120,000.

There are no material proceedings to which the Participant or any of her associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

12

OTHER MATTERS AND ADDITIONAL INFORMATION

Ms. Wynn is unaware of any other matters to be considered at the Annual Meeting. However, should other matters be brought before the Annual Meeting, the persons named as proxies on the enclosed BLUE proxy card will vote on such matters in their discretion.

SHAREHOLDER PROPOSALS

According to the Company’s Proxy Statement, shareholders intending to present a proposal at the Company’s 2019 annual meeting of shareholders for inclusion in the Company’s proxy statement for that meeting pursuant to Rule 14a-8 of the Exchange Act, must submit the proposal in writing to Wynn Resorts, Limited, Attention: Corporate Secretary, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109. Such proposals must comply with the requirements of Rule 14a-8 of the Exchange Act and must be received by the Company no later than December 19, 2018. Proposals received after December 19, 2018 shall be considered untimely.

In addition, the Company’s Bylaws provide notice procedures for shareholders to nominate a person as a director and to propose business to be considered by shareholders at a meeting when nomination and/or the other business are not submitted for inclusion in the Company’s proxy statement. Generally, notice of a nomination or proposal not submitted pursuant to Rule 14a-8 must be delivered to the Company not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice must be delivered to the Company not earlier than the close of business on the 120th day prior to such annual meeting date and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Accordingly, for the Company’s 2019 annual meeting of shareholders, notice of a nomination or proposal must be delivered to the Company no later than February 15, 2019 and no earlier than January 16, 2019. Nominations and proposals also must satisfy other requirements set forth in the Bylaws. The Chairman of the Board may refuse to acknowledge the introduction of any shareholder proposal not made in compliance with the foregoing procedures.

The information set forth above regarding the procedures for submitting shareholder proposals for consideration at the Company’s 2019 annual meeting of shareholders is based on information contained in the Company’s Proxy Statement. The incorporation of this information in this Proxy Statement should not be construed as an admission by Ms. Wynn that such procedures are legal, valid or binding.

INCORPORATION BY REFERENCE

MS. WYNN HAS OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT. THIS DISCLOSURE INCLUDES, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION AND OTHER IMPORTANT INFORMATION. SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE OUTSTANDING SHARES OF COMMON STOCK AND THE OWNERSHIP OF SHARES OF COMMON STOCK BY THE DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY.

13

IMPORTANT

Tell the Board what you think! Your vote matters. No matter how many shares of Common Stock you own, please give Elaine P. Wynn your proxy to WITHHOLD your vote with respect to the election of John J. Hagenbuch by:

●	Signing, dating and mailing the enclosed BLUE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States),

●	Voting over the Internet using the Internet address on the BLUE proxy card or

●	Voting by telephone using the toll-free number on the BLUE proxy card.

If any of your shares of Common Stock are held through an intermediary, such as a broker, bank or other nominee, only the intermediary can vote such shares of Common Stock and only upon receipt of your specific instructions. Depending upon your intermediary, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed BLUE voting form.

Because only your latest dated proxy card will count, Ms. Wynn urges you NOT to return any proxy card you receive from the Company. Even if you return a Company proxy card marked “WITHHOLD” as a protest, it will revoke any BLUE proxy card you may have previously sent.

If you have any questions or require any additional information concerning this Proxy Statement, please contact MacKenzie at the phone numbers listed below.

1407 Broadway, 27th Floor
New York, New York 10018
Call Collect: (212) 929-5500
or
Toll-Free: (800) 322-2885
Email: wynn@mackenziepartners.com

14

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY
DURING THE PAST TWO YEARS

ELAINE P. WYNN

Date	Shares of Common Stock Purchased / (Sold)	Transaction Type
May 1, 2017	(50,000)	Sale
December 21, 2017	(14,191)	Gift
December 22, 2017	(8,659)	Gift

i

SCHEDULE II

The following table and introductory paragraph are reprinted from the definitive proxy statement filed by the
Company with the SEC on April 18, 2018.

PRINCIPAL SECURITY OWNERSHIP AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the shares of the Company’s Common Stock beneficially owned by: (i) each shareholder who is known by the Company to beneficially own in excess of 5% of the outstanding shares of the Company’s Common Stock based on information reported in Schedules 13D or 13G filed with the SEC; (ii) each director and nominee for director; (iii) each of the executive officers named in the Summary Compensation Table; and (iv) all current executive officers, directors and director nominees as a group. Each shareholder’s beneficial ownership is reported as of March 19, 2018 unless otherwise indicated, and ownership percentage is based on 103,202,045 shares of Common Stock outstanding as of March 19, 2018, plus any shares of Common Stock underlying options held by that shareholder and exercisable on or within 60 days of March 19, 2018.

	BENEFICIAL OWNERSHIP OF SHARES(1)
NAME AND ADDRESS OF BENEFICIAL OWNER(2)	NUMBER	PERCENTAGE
5% Shareholders:
Elaine P. Wynn(3) c/o Elaine P. Wynn and Family Foundation 3800 Howard Hughes Parkway Suite 960 Las Vegas, Nevada 89169	9,539,077	9.2%
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	8,858,494	8.6%
Northern Cross LLC(5) 125 Summer Street, 14th Floor Boston, MA 02110	7,102,470	6.9%
Directors and Named Executive Officers:
Betsy Atkins	0	0
John J. Hagenbuch(6)	31,187	*
Jay L. Johnson(7)	12,152	*
Robert J. Miller(8)	44,977	*
Patricia Mulroy(9)	12,485	*
Dee Dee Myers	0	0
Clark T. Randt, Jr.(10)	11,711	*
Alvin V. Shoemaker(11)	29,977	*
J. Edward Virtue(6)	26,187	*
D. Boone Wayson(8)	129,977	*
Wendy Webb	0	0
Matt Maddox(12)	389,654	*
Kim Sinatra(13)	260,334	*
Craig Billings(14)	33,114	*
Stephen A. Wynn(15)	0	0
Stephen Cootey(16)	7,276	*
All Current Directors and Executive Officers as a Group (14 persons)(17)	981,755	*

*	Less than one percent

(1)	This table is based upon information supplied by officers, directors and nominees for director, and contained in Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws, where applicable, the Company believes each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Executives and directors have voting power over shares of restricted stock, but cannot transfer such shares unless and until they vest.

ii

(2)	Unless otherwise indicated, the address of each of the named parties in this table is: c/o Wynn Resorts, Limited, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

(3)	The information provided is based upon a Schedule 13D/A, dated March 14, 2018, filed by Elaine P. Wynn.

(4)	The Vanguard Group (“Vanguard”) has beneficial ownership of these shares as of December 31, 2017. Vanguard has sole dispositive power as to 8,728,359 shares, sole voting power as to 116,637 shares, shared voting power as to 19,075 shares and shared dispositive power as to 130,135 shares. The information provided is based upon a Schedule 13G/A filed on February 9, 2018 by Vanguard. The number of common shares beneficially owned by the Vanguard Group may have changed since the filing of the Schedule 13G/A.

(5)	Northern Cross LLC (“Northern Cross”) has beneficial ownership of these shares as of December 31, 2017. Northern Cross has sole dispositive power as to 7,102,470 shares, sole voting power as to 452,037 shares and shared voting power as to 6,650,433 shares. The information provided is based upon a Schedule 13G/A, filed on February 12, 2018 by Northern Cross. The number of common shares beneficially owned by Northern Cross may have changed since the filing of the Schedule 13G/A.

(6)	Includes (i) 5,048 shares of unvested restricted stock subject to vesting in accordance with a Restricted Stock Agreement and (ii) 19,525 shares subject to immediately exercisable options to purchase Wynn Resorts’ Common Stock.

(7)	Includes (i) 2,152 shares of unvested restricted stock subject to vesting in accordance with a Restricted Stock Agreement and (ii) 10,000 shares subject to immediately exercisable options to purchase Wynn Resorts’ Common Stock.

(8)	Includes (i) 5,048 shares of unvested restricted stock subject to vesting in accordance with a Restricted Stock Agreement and (ii) 35,815 shares subject to immediately exercisable options to purchase Wynn Resorts’ Common Stock.

(9)	Includes (i) 4,072 shares of unvested restricted stock subject to vesting in accordance with a Restricted Stock Agreement and (ii) 6,700 shares subject to immediately exercisable options to purchase Wynn Resorts’ Common Stock.

(10)	Includes (i) 4,072 shares of unvested restricted stock subject to vesting in accordance with a Restricted Stock Agreement and (ii) 7,000 shares subject to immediately exercisable options to purchase Wynn Resorts’ Common Stock.

(11)	Includes (i) 5,048 shares of unvested restricted stock subject to vesting in accordance with a Restricted Stock Agreement and (ii) 20,815 shares subject to immediately exercisable options to purchase Wynn Resorts’ Common Stock.

(12)	Includes (i) 200,000 shares of unvested restricted stock subject to vesting in accordance with a Restricted Stock Agreement (ii) 25,000 shares subject to immediately exercisable options to purchase Wynn Resorts’ Common Stock and (iii) 30,000 shares subject to options to purchase Wynn Resorts’ Common Stock that become exercisable on May 6, 2018.

(13)	Includes (i) 100,000 shares of unvested restricted stock subject to vesting in accordance with a Restricted Stock Agreement (ii) 25,000 shares subject to immediately exercisable options to purchase Wynn Resorts’ Common Stock and (iii) 25,000 shares subject to options to purchase Wynn Resorts’ Common Stock that become exercisable on May 6, 2018.

(14)	Includes 24,000 shares of unvested restricted stock subject to vesting in accordance with a Restricted Stock Agreement.

(15)	The information provided is based upon Schedules 13D/A, dated March 21 and March 22, 2018, filed by Mr. Wynn and Wynn Family Limited Partnership (“WFLP” and together with Mr. Wynn, the “Selling Shareholder”). The Selling Shareholder reported that on March 21, 2018, it sold an aggregate of 4,104,999 shares of Common Stock at a price of $180.00 per share in open market transactions pursuant to Rule 144 under the Securities Act of 1933, as amended, and that on March 22, 2018, the Selling Shareholder entered into stock purchase agreements pursuant to which it agreed to sell 3,026,708 shares of Common Stock at a price of $175.00 per share to T. Rowe Price Associates, Inc. and 5,000,000 shares of Common Stock at a price of $175.00 per share to certain funds managed or advised by Capital Research and Management Company. Upon completion of these sales, the Selling Shareholder had no remaining holdings of Common Stock.

(16)	Mr. Cootey left the Company on March 1, 2017. The information provided is based upon the Company’s record as of March 1, 2017.

(17)	Includes 205,195 shares subject to immediately exercisable stock options to purchase Wynn Resorts’ Common Stock and 55,000 shares subject to options to purchase Wynn Resorts’ Common Stock that become exercisable on May 6, 2018.

iii

BLUE PROXY CARD

WYNN RESORTS, LIMITED

2018 ANNUAL MEETING OF SHAREHOLDERS

WEDNESDAY, MAY 16, 2018, 9:00 A.M., LOCAL TIME

THIS PROXY IS SOLICITED ON BEHALF OF ELAINE P. WYNN

THE BOARD OF DIRECTORS OF WYNN RESORTS, LIMITED
IS NOT SOLICITING THIS PROXY

P         R         O         X         Y

The undersigned appoints Elaine P. Wynn, Robert Marese and Dan Sullivan, attorneys and agents with full power of substitution to vote all shares of common stock of Wynn Resorts, Limited (the “Company”) that the undersigned would be entitled to vote if personally present at the Company’s 2018 annual meeting of shareholders scheduled to be held May 16, 2018, at 9:00 A.M., local time, at the Encore Theater at Wynn Las Vegas, 3131 Las Vegas Boulevard South, Las Vegas, Nevada (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting. SHAREHOLDERS ARE ADVISED THAT THE COMPANY NOMINEES ARE NOT THE NOMINEES OF MS. WYNN, HAVE NOT CONSENTED TO BE NAMED IN THESE PROXY MATERIALS AND ARE THE NOMINEES OF THE COMPANY. BECAUSE THE COMPANY NOMINEES ARE NOT MS. WYNN’S NOMINEES AND HAVE NOT CONSENTED TO BE NAMED IN THIS PROXY STATEMENT, THEY ARE NOT PARTICIPANTS IN THIS SOLICITATION.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED WITHHOLD WITH RESPECT TO THE ELECTION OF JOHN J. HAGENBUCH AND FOR ALL OTHER COMPANY NOMINEES, ABSTAIN ON PROPOSAL 2, AGAINST PROPOSAL 3 AND ABSTAIN ON PROPOSAL 4.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

BLUE PROXY CARD

☒ Please mark vote as in this example

ELAINE P. WYNN STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE WITHHOLD WITH RESPECT TO THE ELECTION OF JOHN J. HAGENBUCH AND MAKES NO RECOMMENDATION WITH RESPECT TO THE ELECTION OF THE OTHER COMPANY NOMINEES. MS. WYNN MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSAL 2, 3 OR 4.

1.	Company Proposal: Election of Directors

WITHHOLD FROM John J. Hagenbuch and FOR ALL OTHER Company Nominees	☐

WITHHOLD FROM ALL Company Nominees	☐

WITHHOLD FROM John J. Hagenbuch and FOR ALL OTHER Company Nominees
except the other Company Nominee(s) written below

To withhold authority to vote for any other Company Nominee(s), please write the name of the Company Nominee(s) below:

☐

_____________________________________________ _____________________________________________

2.	Company Proposal: To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Company Proposal: To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as described in the Company’s Proxy Statement.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Shareholder Proposal: To vote on a shareholder proposal requesting a political contributions report, if properly presented at the Annual Meeting.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

DATED:__________________________

(Signature)

(Title/Authority)

(Signature, if Held Jointly)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.